     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1997

                                                REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                          UNITED MERIDIAN CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                           75-2160316
    (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NUMBER)

          1201 LOUISIANA
            SUITE 1400
          HOUSTON, TEXAS                           77002
       (ADDRESS OF PRINCIPAL                     (ZIP CODE)
         EXECUTIVE OFFICES)

                          UNITED MERIDIAN CORPORATION
                 1994 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                                 JOHN B. BROCK
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          1201 LOUISIANA, SUITE 1400
                             HOUSTON, TEXAS  77002
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (713) 654-9110
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ______________________


                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
      TITLE OF SECURITIES         AMOUNT TO BE     PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
       TO BE REGISTERED           REGISTERED(1)     OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
                                                     PER SHARE(2)           PRICE(2)(3)            FEE(2)
-------------------------------------------------------------------------------------------------------------
Series A Voting Common Stock,       1,200,000               $35.19            $42,228,000        $12,796.36
 $0.01 par value ("Common
 Stock")(4)
=============================================================================================================

  1. Issuable upon exercise of options available for grant under the Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the Plan.

  2. Calculated on the basis of the average of the high and low sales prices of the Common Stock of United Meridian Corporation on May 27, 1997, as reported by the New York Stock Exchange, Inc.

  3. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c).

  4. Includes associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

                            ______________________

  STATEMENT OF INCORPORATION BY REFERENCE.
  ---------------------------------------

  This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 has been filed and declared effective as of May 19, 1994, relating to the same employee benefit plan. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended (the "Act"), the contents of the Registration Statements on Form S-8 (Nos. 33-79160, 33-86480 and 333-05401), filed with the Securities and Exchange Commission on May 19, 1994, November 18, 1994 and June 6, 1996, respectively, are hereby incorporated by reference with respect to the information required pursuant to this Registration Statement on Form S-8. Capitalized terms used herein but not defined shall have the meanings assigned to them by the incorporated documents.

  FOURTH AMENDMENT TO THE 1994 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN.
  --------------------------------------------------------------------

  The Fourth Amendment to the 1994 Employee Nonqualified Stock Option Plan (the "Employee Plan") increases the number of shares available for grant under the Employee Plan by 1,200,000 shares. A copy of the Fourth Amendment to the Employee Plan is attached to this registration statement as Exhibit 4.3.4.

  INTERESTS OF NAMED EXPERTS AND COUNSEL.
  --------------------------------------

  The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas.

  EXHIBITS.
  --------

  See Index to Exhibits incorporated herein by reference.


           [The remainder of this page is intentionally left blank.]

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 28, 1997.

                                    UNITED MERIDIAN CORPORATION


                                    By: /s/ John B. Brock
                                       ------------------
                                       JOHN B. BROCK
                                       Chairman of the Board of Directors,
                                       Chief Executive Officer and Director

  The undersigned directors and officers of United Meridian Corporation hereby constitute and appoint John B. Brock, Jonathan M. Clarkson, Christopher E. Cragg and John J. Patton, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 28, 1997.

             Signature                         Title
             ---------                         -----



         /s/ John B. Brock      Chairman of the Board of Directors,
         -----------------
           John B. Brock        Chief Executive Officer and Director



         /s/ James L. Dunlap    President, Chief Operating Officer and Director
         -------------------
           James L. Dunlap

         /s/ Jonathan M. Clarkson   Executive Vice President and Chief
         ------------------------
             Jonathan M. Clarkson   Financial Officer


         /s/Christopher E. Cragg    Vice President, Controller and Chief
         -----------------------
            Christopher E. Cragg    Accounting Officer


         /s/ J. Dennis Bonney       Director
         --------------------
             J. Dennis Bonney


         /s/ Charles R. Carson      Director
         ---------------------
             Charles R. Carson


         /s/ Robert H. Dedman       Director
         --------------------
             Robert H. Dedman


         /s/ Robert L. Howard       Director
         --------------------
             Robert L. Howard


         /s/ Robert V. Lindsay      Director
         ---------------------
             Robert V. Lindsay


         /s/ Elvis L. Mason         Director
         ------------------
             Elvis L. Mason

         /s/ James L. Murdy         Director
         ------------------
             James L. Murdy


         /s/ David K. Newbigging    Director
         -----------------------
             David K. Newbigging


         /s/ Matthew Simmons        Director
         -------------------
             Matthew Simmons


         /s/ Donald D. Wolf         Director
         ------------------
             Donald D. Wolf

                               INDEX TO EXHIBITS
                               -----------------


EXHIBIT                                                                                   SEQUENTIALLY
NUMBER                                        EXHIBIT                                     NUMBERED PAGE
---------                                     -------                                     -------------

3.1     --      Certificate of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Company's 1995 Form 10-K filed with the Securities and Exchange Commission on March 7, 1996.

3.2*    --      By-laws of the Company, as amended.

4.1     --      Specimen of certificate representing Series A Voting Common Stock,
                $.01 par value, of the Company, incorporated herein by reference to Exhibit
                4.13 to the Company's Form 10-Q for the period ended June 30, 1994, filed with the Securities and Exchange Commission on August 10, 1994.

4.2     --      Rights Agreement by and between United Meridian Corporation and
                Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, dated as of
                February 13, 1996, incorporated by reference as Exhibit 1 to Form 8-K, filed with the Securities and Exchange Commission on February 14, 1996.

4.3     --      UMC 1994 Employee Nonqualified Stock Option Plan, incorporated herein by reference to Exhibit 4.14 to UMC's Form S-8 (No.33-79160) filed with the Securities and Exchange Commission on May 19, 1994.

4.3.1   --      First Amendment to the UMC 1994 Employee Nonqualified Stock Option
                Plan dated November 16, 1994, incorporated herein by reference to Exhibit
                4.11.1 to the Company's Form S-8 (No. 33-86480) filed with the Securities and Exchange Commission on November 18, 1994.

4.3.2   --      Second Amendment to the UMC 1994 Employee Nonqualified Stock
                Option Plan dated May 22, 1996, incorporated by reference to Exhibit 4.3.2 to the Company's Form S-8 (No. 333-05401) filed with the Securities and
                Exchange Commission on June 6, 1996.

4.3.3*  --      Third Amendment to the UMC 1994 Employee Nonqualified Stock
                Option Plan dated November 13, 1996.

4.3.4*  --      Fourth Amendment to the UMC 1994 Employee Nonqualified Stock
                Option Plan.

4.4*    --      Second Amendment to the UMC 1994 Outside Directors' Nonqualified
                Stock Option Plan dated November 13, 1996.

5*      --      Opinion regarding legality.

23.1*   --      Consent of Arthur Andersen LLP.



23.2*   --      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
                Opinion filed as Exhibit 5).

23.3*   --      Consent of Netherland, Sewell & Associates, Inc.

23.4*   --      Consent of McDaniel & Associates Consultants, Ltd.

23.5*   --      Consent of Ryder Scott Company.

24*     --      Powers of Attorney of J. Dennis Bonney, John B. Brock, Charles R.
                Carson, Robert H. Dedman, James L. Dunlap, Robert L. Howard, Robert V.
                Lindsay, Elvis L. Mason, James L. Murdy, David K. Newbigging, Matthew
                Simmons, Donald D. Wolf, Jonathan M. Clarkson and Christopher E. Cragg
                (included on Pages S-1 through S-2 of this Registration Statement).

*  Filed herewith.